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                                                                       Exh 4.1

                        SEE RESTRICTIONS ON REVERSE SIDE


                                    [LOGO]


              [NUMBER]                                   [SHARES]



                           ACRES GAMING INCORPORATED


                           ORGANIZED UNDER THE LAWS
                            OF THE STATE OF NEVADA



THIS CERTIFIES THAT SPECIMEN                                          IS THE
REGISTERED HOLDER OF       ZERO (0) ------------------------------------ SHARES

      OF THE SERIES A CONVERTIBLE PREFERRED STOCK, $.01 PAR VALUE PER SHARE, TRANSFERABLE ONLY ON THE BOOKS OF THE CORPORATION BY THE HOLDER HEREOF IN PERSON OR BY ATTORNEY UPON SURRENDER OF THIS CERTIFICATE PROPERLY ENDORSED.

  IN WITNESS WHEREOF, THE SAID CORPORATION HAS CAUSED THIS CERTIFICATE TO BE SIGNED BY ITS DULY AUTHORIZED OFFICERS, AND ITS CORPORATE SEAL TO BE HEREUNTO AFFIXED

                THIS           DAY             OF          A.D. 19

                                            [SEAL]

               -----------------------                 -----------------------
                     SECRETARY                                 PRESIDENT

The securities evidenced by this Certificate have not been registered under the Securities Act of 1933, as amended (the "Act"), or applicable state law, and no interest therein may be sold, distributed, assigned, offered, pledged or otherwise transferred unless (i) there is an effective registration statement under the Act and applicable state securities laws (if required) covering any such transaction involving said securities; (ii) this Corporation receives an opinion of legal counsel for the holder of these securities reasonably satisfactory to this Corporation stating that such transaction is exempt from registration; or (iii) this Corporation otherwise satisfies itself that such transaction is exempt from registration.

Upon written request, the Corporation will furnish to any shareholder, without charge, a full statement of the designation, preference, limitations, and relative rights applicable to the shares of each class of stock authorized to be issued and, with respect to any preferred or special class which the Corporation is authorized to issue in series, the variations in rights, preferences and limitations for shares of each such series, so far as the same have been fixed and determined, and the authority of the Board of Directors to fix and determine the relative rights and preferences of subsequent series.

The securities represented by this Certificate are also subject to redemption by the Company in accordance with Article IX of the Company's Articles of Incorporation.